Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Deanne Lane
Vice President, Media Affairs
(314) 725-4477

FOR IMMEDIATE RELEASE

Centene Corporation reports $0.44 earnings per diluted share for the third quarter 2010;
$0.48 from operations excluding a $0.04 charge for net investment writedowns

ST. LOUIS, MISSOURI (October 26, 2010) -- Centene Corporation (NYSE: CNC) today announced net earnings from continuing operations for the quarter ended September 30, 2010, of $22.4 million, or $0.44 per diluted share; $0.48 from operations excluding a $0.04 charge for net investment writedowns.  The discussions below, with the exception of cash flow information, are in the context of continuing operations and all financial ratios exclude premium taxes.

Third Quarter Highlights

•	Quarter-end managed care at-risk membership of 1,470,800, an increase of 84,400 members, or 6.1% year over year.

•	Premium and Service Revenues of $1.082 billion, representing 9.5% year over year growth.

•	Health Benefits Ratio (HBR) of 84.2%, compared to 83.7% in the prior year.

•	General and Administrative (G&A) expense ratio of 12.2%, compared to 13.2% in the prior year.

•	Earnings from operations of $40.2 million, compared to $38.0 million in the prior year.

•	Earnings from continuing operations, net of income tax expense, of $22.4 million.

•
Diluted earnings per share from continuing operations of $0.44, including a $0.07 charge per diluted share related to an impairment of an investment in a software company and realized security gains of $0.03 per diluted share recognized during the third quarter of 2010.

•	Cash flows from operations of $72.6 million, which is 3.2 times net earnings from continuing operations.

•	Days in claims payable of 47.1, including pharmacy claims payable.

Other Events

—
In April 2010, we began offering an individual insurance product, under the names of Commonwealth Choice and CeltiCare Direct, for residents of Boston and surrounding cities who do not qualify for other state funded insurance programs.

—	In July 2010, we closed on the acquisition of certain assets of NovaSys Health, LLC, a leading third party administrator in Arkansas that complements our existing Celtic business.

—
In August 2010, we announced the acquisition in Florida of certain assets in non-reform counties of Citrus Health Care, Inc., a Medicaid and long-term care health plan.  We expect the transaction to close at year end.

—
In September 2010, Celtic Insurance Company, Inc. was awarded a contract with the Texas Department of Insurance to provide affordable health insurance plans for Texas small businesses under the new Healthy Texas initiative.  We expect operations to commence during the fourth quarter of 2010.

—
In September 2010, our new subsidiary, IlliniCare Health Plan, was selected as one of two vendors to provide managed care services to older adults and adults with disabilities under the Integrated Care Program in six counties of Illinois.  We expect operations to commence in the first half of 2011.

—
In October 2010, one of our highly regarded health programs, Start Smart for Your Baby®, won the Platinum Award for Consumer Empowerment at the URAC Quality Summit.  Also in October, Absolute Total Care, our South Carolina health plan, received the prestigious New Health Plan accreditation from the National Committee for Quality Assurance (NCQA), a private, not-for-profit organization that sets standards for monitoring and improving healthcare quality.

Centene Corporation Reports 2010 Third Quarter Results October 26, 2010 / Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, "A strong operational quarter and exceptional new business activity set the stage for meaningful 2011 performance."

The following table depicts membership in Centene’s managed care organizations, by state:

	September 30,
	2010	2009
Arizona	19,300	17,400
Florida	116,300	84,400
Georgia	300,900	303,400
Indiana	213,300	200,700
Massachusetts	34,400	500
Ohio	161,800	151,200
South Carolina	90,600	46,100
Texas	428,100	450,200
Wisconsin	106,100	132,500
Total at-risk membership	1,470,800	1,386,400
Non-risk membership	35,900	63,200
Total	1,506,700	1,449,600

The following table depicts membership in Centene’s managed care organizations, by member category:

	September 30,
	2010	2009
Medicaid	1,122,800	1,040,000
CHIP & Foster Care	219,100	263,400
ABD & Medicare	94,500	82,500
Other State programs	34,400	500
Total at-risk membership	1,470,800	1,386,400
Non-risk membership	35,900	63,200
Total	1,506,700	1,449,600
Statement of Operations

•
Premium and service revenues increased 9.5% for the three months ended September 30, 2010 over 2009 as a result of membership growth and net premium rate increases.  This increase was moderated by the removal of pharmacy services in two states in 2010.  These pharmacy carve outs had the effect of reducing 2010 third quarter revenue by approximately $48 million.

•
The consolidated HBR for the three months ended September 30, 2010 of 84.2% was an increase of 0.5% over the comparable period in 2009.  A reconciliation of the change in HBR from the prior year is presented below:

Third Quarter 2009	83.7%
Florida health plan performance	0.9
Net changes in other markets	(0.4)
Third Quarter 2010	84.2%

•
Consolidated G&A expense as a percent of premium and service revenues was 12.2% in the third quarter of 2010, a decrease from 13.2% in the third quarter of 2009.  The decrease in G&A ratio is primarily a result of leveraging our expenses over higher revenues and decreased variable compensation expense during the quarter ended September 30, 2010.

·
Earnings per diluted share from continuing operations were $0.44, compared to $0.51 in the third quarter of 2009, including a $0.07 charge per diluted share related to an impairment of an investment in a software company and realized security gains of $0.03 per diluted share recognized during the third quarter of 2010.  Earnings per diluted share also reflect an increase in diluted shares outstanding resulting from the first quarter 2010 stock offering.

Centene Corporation Reports 2010 Third Quarter Results October 26, 2010 / Page 3

Balance Sheet and Cash Flow

At September 30, 2010, we had cash and investments of $928.1 million, including $895.4 million held by our regulated entities and $32.7 million held by our unregulated entities.  Medical claims liabilities totaled $457.1 million, representing 47.1 days in claims payable, a decrease of 1.1 days from June 30, 2010.  Total debt was $264.2 million and debt to capitalization was 24.7%.

Cash flow from operations for the quarter ended September 30, 2010 was $72.6 million.  Cash flow from operations for the nine months ended September 30, 2010 was $(25.7) million and was impacted by 1) $38.7 million decrease in unearned revenue due to advance payments received in December 2009 for January 2010 premium payments and 2) $68.1 million increase in premium and related receivables primarily for September premium payments deferred by one state until October 2010.

A reconciliation of the change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, June 30, 2010	48.2
Timing of claims payments	(0.9)
Impact of decrease in membership	(0.3)
Pharmacy payment timing	0.1
Days in claims payable, September 30, 2010	47.1

Outlook

The table below depicts our guidance from continuing operations for 2010:

	Full Year 2010
	Low	High
Premium and Service revenues (in millions)	$4,250	$4,350
Earnings per diluted share (EPS)	$1.76	$1.80
HBR %	83.5%	84.5%
G&A %	12.4%	12.9%

Diluted Shares Outstanding (in thousands)	50,500

Based upon known rate adjustments and discussions with our states that finalize rates in the second half of the year, we estimate our 2010 composite premium rate increase to be between 1.5% and 2.5%.

Conference Call

As previously announced, we will host a conference call Tuesday, October 26, 2010, at 8:30 A.M. (Eastern Time) to review the financial results for the third quarter ended September 30, 2010, and to discuss our business outlook.  Michael F. Neidorff and William N. Scheffel will host the conference call.

Investors and other interested parties are invited to listen to the conference call by dialing 877-887-1134 in the U.S. and Canada; +1-412-317-0794 from abroad; or via a live, audio webcast on our website at www.centene.com, under the Investors section.

A replay will be available for on-demand listening shortly after the completion of the call for the next twelve months or until 11:59 PM (Eastern Time) on Tuesday, October 25, 2011, at the aforementioned URL, or by dialing 877-344-7529 in the U.S. and Canada, or +1-412-317-0088 from abroad and entering the playback conference number 444970.

Centene Corporation Reports 2010 Third Quarter Results October 26, 2010 / Page 4

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading multi-line healthcare enterprise that provides programs and related services to the rising number of under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and long-term care, in addition to other state-sponsored programs, and Medicare (Special Needs Plans). Centene's CeltiCare subsidiary offers states unique, "exchange based" and other cost-effective coverage solutions for low-income populations. The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, telehealth services, and pharmacy benefits management.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company’s estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene’s Medicaid Managed Care contracts by state governments would also negatively affect Centene.

This release includes earnings per diluted share excluding certain charges for net investment writedowns, which is a non-GAAP financial measure.  Management believes that this non-GAAP financial measure provides information that is useful to investors in understanding period-over-period operating results and enhances the ability of investors to analyze Centene’s business trends and to understand Centene’s performance.  This non-GAAP financial measure should not be considered in isolation, or as a substitute for the corresponding GAAP financial measure and may not be comparable to similar measures used by other companies.

[Tables Follow]

Centene Corporation Reports 2010 Third Quarter Results October 26, 2010 / Page 5

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents of continuing operations, including $5,389 and $8,667, respectively, from consolidated variable interest entities	$397,519	$400,951
Cash and cash equivalents of discontinued operations	147	2,801
Total cash and cash equivalents	397,666	403,752
Premium and related receivables, net of allowance for uncollectible accounts of $1,336 and $1,338, respectively, including $3,208 and $11,313, respectively, from consolidated variable interest entities	182,379	103,456
Short-term investments, at fair value (amortized cost $30,667 and $39,230, respectively)	30,857	39,554
Other current assets, including $2,023 and $4,507, respectively, from consolidated variable interest entities	63,408	64,866
Current assets of discontinued operations other than cash	1,678	4,506
Total current assets	675,988	616,134
Long-term investments, at fair value (amortized cost $463,877 and $514,256, respectively)	479,164	525,497
Restricted deposits, at fair value (amortized cost $20,527 and $20,048, respectively)	20,589	20,132
Property, software and equipment, net of accumulated depreciation of $127,969 and $103,883, respectively, including $138,008 and $89,219, respectively, from consolidated variable interest entities	311,195	230,421
Goodwill	247,757	224,587
Intangible assets, net	24,608	22,479
Other long-term assets, including $2,806 and $30, respectively, from consolidated variable interest entities	28,398	36,829
Long-term assets of discontinued operations	7,478	26,285
Total assets	$1,795,177	$1,702,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$457,085	$470,932
Accounts payable and accrued expenses, including $20,926 and $14,020, respectively, from consolidated variable interest entities	145,877	132,001
Unearned revenue	52,936	91,644
Current portion of long-term debt	663	646
Current liabilities of discontinued operations	4,531	20,685
Total current liabilities	661,092	715,908
Long-term debt	263,513	307,085
Other long-term liabilities	66,355	59,561
Long-term liabilities of discontinued operations	285	383
Total liabilities	991,245	1,082,937

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; 51,716,723 issued and 49,265,875 outstanding at September 30, 2010, and 45,593,383 shares issued and 43,179,373 shares outstanding at December 31, 2009	52	46
Additional paid-in capital	400,213	281,806
Accumulated other comprehensive income:
Net unrealized gain on investments, net of tax	9,661	7,348
Retained earnings	428,344	358,907
Treasury stock, at cost (2,450,848 and 2,414,010 shares, respectively)	(47,976)	(47,262)
Total Centene Corporation stockholders’ equity	790,294	600,845
Noncontrolling interest	13,638	18,582
Total stockholders’ equity	803,932	619,427
Total liabilities and stockholders’ equity	$1,795,177	$1,702,364

Centene Corporation Reports 2010 Third Quarter Results October 26, 2010 / Page 6

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Premium	$1,060,559	$960,009	$3,085,802	$2,754,713
Service	20,954	27,300	68,543	72,740
Premium and service revenues	1,081,513	987,309	3,154,345	2,827,453
Premium tax	40,348	50,925	113,009	182,685
Total revenues	1,121,861	1,038,234	3,267,354	3,010,138
Expenses:
Medical costs	893,281	803,062	2,592,324	2,298,108
Cost of services	14,646	15,843	47,505	46,364
General and administrative expenses	132,095	130,024	401,072	381,524
Premium tax	41,591	51,295	114,885	183,785
Total operating expenses	1,081,613	1,000,224	3,155,786	2,909,781
Earnings from operations	40,248	38,010	111,568	100,357
Other income (expense):
Investment and other income	713	3,750	11,912	11,781
Interest expense	(4,858)	(4,064)	(12,540)	(12,210)
Earnings from continuing operations, before income tax expense	36,103	37,696	110,940	99,928
Income tax expense	13,163	12,426	42,942	35,060
Earnings from continuing operations, net of income tax expense	22,940	25,270	67,998	64,868
Discontinued operations, net of income tax expense (benefit) of $26, $(792), $4,376 and $(1,148), respectively	260	(1,460)	3,954	(2,394)
Net earnings	23,200	23,810	71,952	62,474
Noncontrolling interest	538	2,542	2,515	2,518
Net earnings attributable to Centene Corporation	$22,662	$21,268	$69,437	$59,956

Amounts attributable to Centene Corporation common stockholders:
Earnings from continuing operations, net of income tax expense	$22,402	$22,728	$65,483	$62,350
Discontinued operations, net of income tax expense (benefit)	260	(1,460)	3,954	(2,394)
Net earnings	$22,662	$21,268	$69,437	$59,956

Net earnings (loss) per common share attributable to Centene Corporation:
Basic:
Continuing operations	$0.46	$0.53	$1.35	$1.45
Discontinued operations	—	(0.04)	0.08	(0.06)
Earnings per common share	$0.46	$0.49	$1.43	$1.39
Diluted:
Continuing operations	$0.44	$0.51	$1.30	$1.41
Discontinued operations	—	(0.03)	0.08	(0.05)
Earnings per common share	$0.44	$0.48	$1.38	$1.36

Weighted average number of shares outstanding:
Basic	49,238,406	43,001,870	48,552,135	43,023,431
Diluted	50,938,357	44,291,604	50,192,190	44,247,153

Centene Corporation Reports 2010 Third Quarter Results October 26, 2010 / Page 7

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net earnings	$71,952	$62,474
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	38,620	30,800
Stock compensation expense	10,224	11,428
(Gain) loss on sale of investments, net	(6,331)	261
(Gain) on sale of UHP	(8,201)	―
Impairment of investment	5,531	―
Deferred income taxes	7,012	4,516
Changes in assets and liabilities:
Premium and related receivables	(68,125)	(381)
Other current assets	(2,932)	(2,595)
Other assets	(990)	(593)
Medical claims liabilities	(29,304)	31,612
Unearned revenue	(38,708)	54,725
Accounts payable and accrued expenses	(3,174)	(17,656)
Other operating activities	(1,267)	2,386
Net cash (used in) provided by operating activities	(25,693)	176,977
Cash flows from investing activities:
Capital expenditures	(91,960)	(42,696)
Purchases of investments	(382,730)	(647,086)
Proceeds from asset sales	13,420	―
Sales and maturities of investments	452,128	546,640
Investments in acquisitions, net of cash acquired	(26,847)	(31,533)
Net cash used in investing activities	(35,989)	(174,675)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,394	1,717
Proceeds from borrowings	53,812	468,500
Proceeds from stock offering	104,534	―
Payment of long-term debt	(97,467)	(456,059)
Distributions (to) from noncontrolling interest	(7,387)	4,324
Excess tax benefits from stock compensation	424	43
Common stock repurchases	(714)	(5,539)
Debt issuance costs	―	(405)
Net cash provided by financing activities	55,596	12,581
Net (decrease) increase in cash and cash equivalents	(6,086)	14,883
Cash and cash equivalents, beginning of period	403,752	379,099
Cash and cash equivalents, end of period	$397,666	$393,982

Supplemental disclosures of cash flow information:
Interest paid	$9,501	$8,556
Income taxes paid	$44,407	$43,308

Supplemental disclosure of non-cash investing and financing activities:
Contribution from noncontrolling interest	$306	$5,491
Capital expenditures	$15,291	$10,106

Centene Corporation Reports 2010 Third Quarter Results October 26, 2010 / Page 8

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q3	Q2	Q1		Q4	Q3
	2010	2010	2010		2009	2009
MEMBERSHIP
Managed Care:
Arizona	19,300	19,300	19,000		18,100	17,400
Florida	116,300	113,100	105,900		102,600	84,400
Georgia	300,900	295,600	301,000		309,700	303,400
Indiana	213,300	212,700	211,400		208,100	200,700
Massachusetts	34,400	30,100	26,900		27,800	500
Ohio	161,800	159,300	156,000		150,800	151,200
South Carolina	90,600	92,600	53,900		48,600	46,100
Texas	428,100	475,500	459,600		455,100	450,200
Wisconsin	106,100	133,600	134,900		134,800	132,500
Total at-risk membership	1,470,800	1,531,800	1,468,600		1,455,600	1,386,400
Non-risk membership	35,900	50,900	62,200		63,700	63,200
TOTAL	1,506,700	1,582,700	1,530,800		1,519,300	1,449,600

Medicaid	1,122,800	1,135,500	1,088,300		1,081,400	1,040,000
CHIP & Foster Care	219,100	272,400	266,300		263,600	263,400
ABD & Medicare	94,500	93,800	87,100		82,800	82,500
Other State programs	34,400	30,100	26,900		27,800	500
Total at-risk membership	1,470,800	1,531,800	1,468,600		1,455,600	1,386,400
Non-risk membership	35,900	50,900	62,200		63,700	63,200
TOTAL	1,506,700	1,582,700	1,530,800		1,519,300	1,449,600

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	121,300	119,700	119,300		120,100	117,300
Kansas	39,800	39,100	39,800		41,400	41,000
Bridgeway Health Solutions
Long-term Care	3,000	2,800	2,700		2,600	2,500
TOTAL	164,100	161,600	161,800		164,100	160,800

(a) Includes external membership only.

REVENUE PER MEMBER PER MONTH(b)	$216.96	$208.58	$215.95	(c)	$226.42	$222.77

CLAIMS(b)
Period-end inventory	469,000	480,400	341,400		423,400	414,900
Average inventory	307,500	306,900	283,900		279,000	227,100
Period-end inventory per member	0.32	0.31	0.23		0.29	0.30
(b) Revenue per member and claims information are presented for the Managed Care at-risk members.
(c) Reduction in revenue per member per month is a result of the pharmacy carve-outs in 2010.

Centene Corporation Reports 2010 Third Quarter Results October 26, 2010 / Page 9

	Q3	Q2	Q1	Q4	Q3
	2010	2010	2010	2009	2009

DAYS IN CLAIMS PAYABLE
Medical	46.0	47.2	46.6	48.1	47.1
Pharmacy	1.1	1.0	1.1	2.0	1.8
TOTAL	47.1	48.2	47.7	50.1	48.9
Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$895.4	$813.0	$917.9	$949.9	$911.4
Unregulated	32.7	39.4	51.3	36.2	27.6
TOTAL	$928.1	$852.4	$969.2	$986.1	$939.0

DEBT TO CAPITALIZATION	24.7%	24.5%	23.7%	33.2%	31.9%
Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity).

OPERATING RATIOS:

	Three Months Ended September 30,		Nine Months Ended September 30,
Health Benefits Ratios:	2010	2009	2010	2009
Medicaid and CHIP	83.2%	84.7%	84.0%	84.4%
ABD and Medicare	85.9	81.1	84.3	81.7
Specialty Services	87.9	80.5	83.4	79.6
Total	84.2	83.7	84.0	83.4

Total General & Administrative Expense Ratio	12.2%	13.2%	12.7%	13.5%

MEDICAL CLAIMS LIABILITY (In thousands)
The changes in medical claims liability are summarized as follows:

Balance, September 30, 2009	$426,700
Incurred related to:
Current period	3,518,220
Prior period	(60,481)
Total incurred	3,457,739
Paid related to:
Current period	3,069,850
Prior period	357,504
Total paid	3,427,354
Balance, September 30, 2010	$457,085

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” amount may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.

The amount of the “Incurred related to: Prior period” above includes the effects of reserving under moderately adverse conditions, new markets where we use a conservative approach in setting reserves during the initial periods of operations, increased receipts from other third party payors related to coordination of benefits and lower medical utilization and cost trends for dates of service prior to September 30, 2009.